SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

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DIAMETRICS MEDICAL, INC.

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DIAMETRICS MEDICAL, INC.

2658 Patton Road

Roseville, Minnesota 55113

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 22, 2003

TO THE SHAREHOLDERS OF DIAMETRICS MEDICAL, INC.:

Notice is hereby given that the Annual Meeting of Shareholders of Diametrics Medical, Inc. (the “Company”) will be held at 10:00 a.m. on Thursday, May 22, 2003, at the Company’s corporate headquarters located at 2658 Patton Road, Roseville, Minnesota, for the following purposes:

(1)	To elect two members to the Board of Directors to serve for a term beginning May 22, 2003 and until their terms expire and until their successors are elected and qualified.

(2)	To approve an amendment to the Company’s Amended and Restated Articles of Incorporation to (i) increase the number of shares of all classes of stock from 50,000,000 to 65,000,000, and (ii) to increase the number of authorized shares of Common Stock, par value $.01 per share, from 45,000,000 to 60,000,000.

(3)	To approve an amendment to the Company’s 1990 Stock Option Plan to allow nonemployee directors to participate in the plan and become eligible to receive awards or options under the plan that do not qualify as incentive stock options.

(4)	To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 31, 2003 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof. A copy of the Company’s Annual Report is included with this mailing, which is being first made available on approximately the date shown below.

We encourage you to take part in the affairs of your Company either in person or by executing and returning the enclosed proxy.

By Order of the Board of Directors,

Kenneth L. Cutler
Secretary

Dated: April     , 2003

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU LATER DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS EXERCISED.

DIAMETRICS MEDICAL, INC.

2658 Patton Road

Roseville, Minnesota 55113

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

May 22, 2003

This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by the Board of Directors of Diametrics Medical, Inc. (the “Company”) for use at the Annual Meeting of Shareholders to be held on Thursday, May 22, 2003, at the Company’s corporate headquarters located at 2658 Patton Road, Roseville, Minnesota at 10:00 a.m., local time, and at any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting of Shareholders. This Proxy Statement and the form of proxy enclosed are being mailed to shareholders commencing on or about April     , 2003.

All holders of the Common Stock, $.01 par value per share (the “Common Stock”), whose names appear of record on the Company’s books at the close of business on March 31, 2003 will be entitled to vote at the Annual Meeting or any adjournment thereof. At the close of business on March 31, 2003, a total of 27,182,732 shares of Common Stock were outstanding, each share being entitled to one vote. The holders of a majority of the Common Stock entitled to vote shall constitute a quorum for the transaction of business at the Annual Meeting. If such quorum shall not be present or represented at the Annual Meeting, the shareholders present or represented at the Annual Meeting may adjourn the Annual Meeting from time to time without notice other than announcement at the Annual Meeting until a quorum shall be present or represented. Officers, directors and regular employees of the Company, who will receive no extra compensation for their services, may solicit proxies by telephone or in person. Expenses in connection with the solicitation of proxies will be paid by the Company.

If the enclosed proxy is properly executed and returned, and if a shareholder specifies a choice on the proxy, shares of the Common Stock represented by the proxy will be voted in the manner directed by the shareholder. If the proxy is signed and returned but no direction is made, the proxy will be voted FOR the election of the nominees for director named in this Proxy Statement, FOR the amendment of the Company’s Amended and Restated Articles of Incorporation and FOR the amendment of the Company’s 1990 Stock Option Plan. Shares voted as abstentions on any matter will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting and as unvoted, although present and entitled to vote, for purposes of determining the approval of each matter as to which the shareholder has abstained. If a broker submits a proxy which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting, but will not be considered as present and entitled to vote with respect to such matters. Proxies may be revoked at any time before being exercised by delivery to the Secretary of the Company of a written notice of termination of the proxies’ authority or a duly executed proxy bearing a later date. Any proxy also may be revoked by the shareholder attending the Annual Meeting and voting in person. A notice of revocation need not be on any specific form.

The Company did not receive written notice of any shareholder proposal prior to February 22, 2003 as required by the Company’s Bylaws and, as of the date of this Proxy Statement, the Board of Directors of the Company knows of no business that will be presented for consideration at the Annual Meeting other than the matters described in the Notice of Annual Meeting of Shareholders mailed together with this Proxy Statement. If any other matters are properly brought before the Annual Meeting, the persons named in the enclosed form of proxy will vote on such matters in accordance with their best judgment. The enclosed proxy card confers discretionary authority to vote with respect to matters not properly presented by a shareholder in accordance with the Company’s Bylaws.

A copy of the Company’s Annual Report for the year ended December 31, 2002 is being furnished to each shareholder with this Proxy Statement.

PROPOSAL ONE:

ELECTION OF DIRECTORS

The Board of Directors of the Company is divided into three classes. The members of each class are elected to serve three-year terms with the term of office of each class ending in successive years. Roy S. Johnson and Carl S. Goldfischer are directors in the class whose term expires at the Annual Meeting. Mr. Johnson has decided not to stand for reelection at the Annual Meeting, and the Board of Directors has determined to decrease the size of the Board to five members. The Board has nominated Dr. Goldfischer for reelection to the Board of Directors at the Annual Meeting for a three-year term, and Dr. Goldfischer has indicated a willingness to serve. The other directors of the Company will continue in office for their existing terms. Gerald L. Cohn and Mark B. Knudson serve in the class whose term expires in 2004, and André de Bruin serves in the class whose term expires in 2005. David T. Giddings was also a member of the class whose term expires in 2005, prior to his resignation in 2002 as the Company’s President and Chief Executive Officer. Effective December 2, 2002, the Board appointed David B. Kaysen as President, Chief Executive Officer and a member of the Board of Directors in the class whose term expires in 2005. In accordance with the Company’s Bylaws, the shareholders are requested to approve the election of Mr. Kaysen for a term expiring at the annual meeting in 2005. Upon the expiration of the term of a class of directors, directors in such class will be elected for three-year terms at the annual meeting of shareholders in the year in which such term expires. The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting is required for the election of the nominees for director.

Certain biographical information furnished by the Company’s current directors and nominees for director is presented below.

Name	Age	Position
Gerald L. Cohn (1)(2)	74	Director
André de Bruin (1)	56	Director, Chairman of the Board
David B. Kaysen	53	President, Chief Executive Officer and Director
Mark B. Knudson, Ph.D. (1)(2)	54	Director
Carl S. Goldfischer, M.D. (2)	44	Director

(1)	Member of the Compensation Committee of the Board of Directors.
(2)	Member of the Audit Committee of the Board of Directors.

Mr. Cohn has been a director of the Company since June 1996 and has been a private investor and consultant since 1991. Mr. Cohn is a consultant to, and a director of, DVI, Inc., a healthcare finance company, and also a director of Niagara Corporation, a steel manufacturing company, and Reliant Pharmaceuticals, a pharmaceutical products company. Although Mr. Cohn has been a director of the Company since 1996, Mr. Cohn also serves on the Board of Directors of the Company as a representative of BCC Acquisition II LLC. Pursuant to a Common Stock Purchase Agreement dated June 30, 1998 among the Company, BCC Acquisition II LLC and certain other persons, the Company agreed to appoint two representatives of BCC Acquisition II LLC to serve as members of the Board of Directors, and to use its reasonable best efforts to ensure that the two representatives will be included as nominees of the Board of Directors and elected to serve on the Board of Directors so long as BCC Acquisition II LLC and the other investors (or their assignees) collectively own at least 5% of the Company’s outstanding voting securities or at least 75% of the number of shares issued under the Common Stock Purchase Agreement. BCC Acquisition II LLC nominated Dr. Goldfischer and Mr. Cohn as their representatives. Mr. Cohn is (1) a manager of Bay City Capital Management LLC, the general partner of The Bay City Capital Fund I, L.P., which is the managing member of BCC Acquisition II LLC, and (2) a manager of Bay City Capital LLC, which provides investment advice to The Bay City Capital Fund I, L.P.

Mr. de Bruin has been a director of the Company since June 1996 and was appointed Chairman of the Board of Directors in December 2001. Effective June 1, 2002, Mr. de Bruin assumed the role of Chief Executive Officer of the Company on an interim basis until the Board of Directors appointed David B. Kaysen as President and Chief Executive Officer effective December 2, 2002. Mr. de Bruin is also Executive Chairman of the Board of Directors of Quidel Corporation, and from June 1998 to August 2001, Mr. de Bruin was President and Chief Executive Officer of Quidel Corporation. Prior to that, Mr. de Bruin was Chairman, President and Chief Executive Officer of Somatogen, Inc. (acquired by Baxter International, Inc. in May 1998), a publicly held bio-pharmaceutical company which he joined in 1994. Immediately prior to joining Somatogen, Inc., he was Chairman, President and Chief Executive Officer of Boehringer Mannheim Corporation. Mr. de Bruin is also a director of Metabolex, Inc., a private company founded to develop therapeutics for diabetes and related metabolic diseases, and Molecular Staging Inc., a private company engaged in the research and development of genomic and proteomic technology for the life sciences markets.

Mr. Kaysen was appointed President, Chief Executive Officer and a director of the Company in December 2002. Mr. Kaysen has more than 25 years of executive management and sales and marketing experience in the medical products and services industry, most recently serving 10 years as President, Chief Executive Officer and a director of Rehabilicare Inc. (now Compex Technologies, Inc.), a manufacturer and marketer of home electrotherapy equipment for the physical therapy, rehabilitation, occupational and sports medicine markets. From 1988 to 1989, Mr. Kaysen served as President, Chief Executive Officer and a director of Surgidyne, Inc. (now Sterion, Inc.). Mr. Kaysen has also held senior management positions in sales and marketing at several medical product and services companies including Redline Healthcare, American Hospital Supply Corporation, Emeritus Corporation and Lectec/NDM Corporation. Mr. Kaysen currently serves as a director of Zevex International, Inc., a publicly held company engaged in the business of designing, manufacturing and distributing medical devices, and MedicalCV, Inc., a publicly held manufacturer of mechanical heart valves.

Dr. Knudson has been a director of the Company since March 1990. Dr. Knudson is Chairman and Chief Executive Officer of Venturi Group, LLC, a venture capital backed medical device incubator, and the Executive Chairman of the Board of Restore Medical Inc., a private company developing products for the treatment of sleep disordered breathing.

Dr. Goldfischer has been a director of the Company since November 2000. Dr. Goldfischer is a private investor and a limited partner in Bay City Capital LLC of San Francisco, CA. Dr. Goldfischer served as chief financial officer of ImClone Systems, Inc., a biopharmaceutical company, from 1996 to 2000. Prior to that, he was a healthcare analyst with the Reliance Insurance Company. From 1991 to 1994, he was director of research for D. Blech & Co., an investment banking firm. Dr. Goldfischer currently serves as a director for Immulogic Pharmaceutical Corp. and NeoRx Corp. Dr. Goldfischer serves on the Board of Directors of the Company as a representative of BCC Acquisition II LLC. Pursuant to a Common Stock Purchase Agreement dated June 30, 1998 among the Company, BCC Acquisition II LLC and certain other persons, the Company agreed to appoint two representatives of BCC Acquisition II LLC to serve as members of the Board of Directors, and to use its reasonable efforts to ensure that the two representatives will be included as nominees of the Board of Directors and elected to serve on the Board of Directors for so long as BCC Acquisition II LLC and the other investors (or their assignees) collectively own at least 5% of the Company’s outstanding voting securities or at least 75% of the number of shares issued under the Common Stock Purchase Agreement. BCC Acquisition II LLC nominated Dr. Goldfischer and Mr. Cohn (who had already been a director of the Company since 1996) as their current representatives.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF MESSRS. GOLDFISCHER AND KAYSEN AS DIRECTORS OF THE COMPANY.

Meetings and Committees of the Board of Directors

During the year ended December 31, 2002, the Board of Directors held seven meetings. All incumbent directors attended at least 75% of the aggregate of those meetings of the Board and committees of which they were members that were held while they were serving on the Board or on such committees. The Company’s Board and committees also act from time to time by holding telephonic meetings or by written consent in lieu of meetings.

The Board of Directors has a Compensation Committee which consists of Mr. de Bruin, Dr. Knudson and Mr. Cohn. The Compensation Committee held five meetings during the year ended December 31, 2002. The Compensation Committee of the Board of Directors makes recommendations concerning executive salaries and incentive compensation for employees of the Company, subject to ratification by the full Board, and administers the Company’s 1990 Stock Option Plan (the “Stock Option Plan”).

The Board of Directors of the Company has an Audit Committee which consists of Dr. Goldfischer, Mr. Cohn and Dr. Knudson. The Audit Committee held six meetings during the year ended December 31, 2002. The Audit Committee reviews the results and scope of the audit and other services provided by the Company’s independent certified public accountants, as well as the Company’s accounting principles and its system of internal controls, reports the results of their review to the full Board and to management and recommends to the full Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

The Board of Directors of the Company has a Nominating Committee which consisted of Messrs. de Bruin and Johnson during 2002. The Nominating Committee of the Board of Directors makes recommendations concerning members of the Board of Directors. The Nominating Committee did not hold any formal meetings during the year ended December 31, 2002, as the decision to appoint David B. Kaysen to the Board was made at a full meeting of the Board in conjunction with Mr. Kaysen’s appointment as the Company’s Chief Executive Officer and President of the Company effective December 2002. The Company’s Board of Directors is currently re-evaluating the composition and responsibilities of the Nominating Committee.

Compensation of Directors

Members of the Board of Directors who are not employees of the Company receive an annual retainer of $8,000; $2,000 per Board meeting attended in person and $500 where the meeting is attended by means of telephonic communication, with the proviso that each nonemployee Director shall be compensated for not less than six Board meetings in any 12-month period. In addition, each nonemployee member of the Board of Directors of the Company serving on the Compensation Committee, the Audit Committee and the Nominating Committee receives $500 per committee meeting attended. In February 2003, the Board of Directors agreed to a temporary reduction of 20% in fees payable for normal Board services for the remainder of the 2003 calendar year. All Directors are reimbursed for expenses actually incurred in attending meetings of the Board of Directors and its committees. In December 2001, Mr. de Bruin was appointed Chairman of the Company’s Board of Directors. In consideration of Mr. de Bruin’s expanded role in oversight of the Company’s operations, the Compensation Committee approved in March 2002, a cash compensation package for Mr. de Bruin of $175,000 per year, beginning on March 1, 2002, and a stock option grant of 400,000 shares. Upon the resignation of David T. Giddings as President and Chief Executive Officer of the Company effective June 1, 2002, Mr. de Bruin assumed the role of interim Chief Executive Officer, and his annualized salary was maintained at $175,000.

Nonemployee Directors have also participated in the Company’s 1993 Directors’ Stock Option Plan (the “Directors’ Plan”), which expires in 2003. The Directors’ Plan provides for an automatic grant of nonqualified stock options to purchase 18,000 shares of Common Stock to nonemployee Directors of the Company on the date such individuals become directors of the Company (the “Initial Grant”), and an option to purchase 8,000 shares of Common Stock on each subsequent annual shareholder meeting date, subject to certain limitations (a “Subsequent Grant”). Options granted in connection with the Initial Grant vest and become exercisable as to 50% of such shares on the twelve month anniversary of the date of such Initial Grant and 25% at each such successive anniversary date thereafter if the holder remains a director on such dates. Subsequent Grants become fully exercisable six months subsequent to the date of grant.

Each nonemployee Director may elect, not later than the last day of the Company’s fiscal year, to be granted stock options in lieu of the compensation and fees otherwise payable to such Director for the next fiscal year. Such options will be granted in quarterly installments on the last day of each fiscal quarter in which such compensation and fees are earned, to be fully exercisable immediately. The number of shares covered by each option shall be determined by dividing the total amount of compensation and fees payable at the end of each quarter by the option value of one share on the date of grant. The option value per share may be determined using the Black Scholes option pricing model, and considers the annualized volatility of the Company’s stock price, its annualized risk-free interest rate and the expected life of the options.

EXECUTIVE COMPENSATION

Report of Compensation Committee on Executive Compensation

Under rules established by the Securities and Exchange Commission, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company’s Chief Executive Officer and its other executive officers. The disclosure requirements for these individuals include the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting those individuals. In fulfillment of the report requirement, the Compensation Committee of the Board of Directors (the “Committee”), at the direction of the Board of Directors, has prepared the following report for inclusion in this Proxy Statement.

Overview

The Committee is responsible for establishing and making certain recommendations to the Board of Directors concerning executive compensation, including annual base salaries, grants of stock options and other benefits. The Committee annually reviews and evaluates the Company’s corporate performance, compensation levels and equity ownership of its executive officers. The goal of the Committee is to establish compensation policies and programs that will attract and retain highly qualified executives and provide an incentive to such executives to focus on the Company’s long-term strategic goals by aligning their financial interests closely with long-term shareholder interests.

The Committee intends to make the executive compensation program competitive with the marketplace, with emphasis on compensation in the form of equity ownership, the value of which is contingent on the Company’s long-term market performance. For this purpose, the Committee compares the Company with a selected group of emerging growth companies with similar business characteristics and strategies, and has from time to time considered the recommendations of an independent compensation consultant to the Company.

In evaluating compensation relative to Company performance, the Committee considers specific objective goals, such as the Company’s stock performance, its operating revenues and earnings, and its progress toward profitability. The Committee also ties compensation to performance goals that involve a more subjective element and take into account the achievement of nonfinancial goals such as the introduction of new products, optimization of manufacturing processes, growing market acceptance of the Company’s products and implementation of the Company’s strategy.

Executive Compensation Program

The components of the Company’s executive compensation program which are subject to the discretion of the Committee on an individual basis consist primarily of base salaries, bonuses and stock options. The ultimate composition of executive compensation reflects the Company’s goals of attracting and retaining highly qualified personnel and supporting a performance-oriented environment that rewards both corporate and personal performance over the long term.

Base Salary and Bonus.    Annual base salaries and bonuses are established as a result of the Committee’s analysis of each executive officer’s individual performance during the prior year, the overall performance of the Company during the prior year, historical compensation levels within the executive officer group and salary and bonus levels offered by comparable companies.

Stock Options.    In general, stock option grants are used to enhance the competitiveness of compensation packages, to reward exceptional performance and provide incentive for reaching future performance goals. The Stock Option Plan is designed to align a portion of executive and other senior employee compensation with the long-term interests of shareholders. The stock options give the holder the right to purchase shares of the Common Stock over a ten-year period, as shares become vested, at the fair market value per share as of the date the option is granted. In addition to options, the Stock Option Plan permits the granting of several types of stock-based awards, including stock bonuses.

In determining whether to grant options to an executive officer, the Committee typically considers the individual’s performance as such performance relates to the achievement of Company objectives and any planned change in functional responsibility. Although the stock option position of executive officers generally is reviewed on an annual basis, the Company’s policy is to not grant stock options annually, but to review each individual’s stock option position, at which point the Committee may or may not grant additional options at its discretion. The determination of whether any additional options will be granted to an executive officer is based on a number of factors, including Company performance, individual performance and levels of options granted by the comparable companies referred to above.

Compensation of Chief Executive Officer

Compensation for the Chief Executive Officer consists of the following components: base salary, incentive bonus and stock options. David T. Giddings stepped down as President and Chief Executive Officer of the Company effective June 1, 2002, at which time Mr. de Bruin assumed the role of Chief Executive Officer on an interim basis until the Board of Directors appointed David B. Kaysen as President and Chief Executive Officer effective December 2, 2002. Mr. de Bruin was paid an annualized salary of $175,000 for his services as interim Chief Executive Officer. Mr. Kaysen’s base annual salary was established at $375,000. Upon joining the Company, Mr. Kaysen was also granted an option to purchase 400,000 shares of the Company’s Common Stock, which was intended to provide a significant and appropriate tie between overall compensation and the performance of the Company over the long-term.

Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended, did not affect the deductibility of compensation paid to the Company’s executive officers in 2002 and is not anticipated to affect the deductibility of such compensation expected to be paid in 2003. The Committee will continue to monitor this matter and may propose additional changes to the executive compensation program if warranted.

ANDRÉ DE BRUIN,
MARK B. KNUDSON and
GERALD L. COHN

The Members of the Compensation Committee

Compensation Committee Interlocks and Insider Participation

Mr. de Bruin, Dr. Knudson and Mr. Cohn served as members of the Company’s Compensation Committee during 2002. Effective March 31, 1998, the Company secured a $1,000,000 receivable backed credit line with DVI Business Credit Corporation. DVI Business Credit Corporation is a business unit of DVI, Inc., of which Mr. Cohn is a director and consultant. The credit agreement required the Company’s accounts receivable collections be applied to reduce the loan balance, including advances, interest and fees. All advances under the line of credit accrued interest on the unpaid principal amount at a fluctuating rate equal to the Prime Rate plus three percent. Interest was payable monthly in arrears. The credit agreement required the monthly payment of an annualized unutilized loan fee equal to one half of one percent (.5%) of the difference between the committed available loan amount and the average outstanding loan balance. The Company’s credit line with DVI was not renewed upon its expiration in mid 2002.

Beginning November 26, 1996, the Company entered into three note agreements totaling $1,557,933 with DVI, Inc. The notes required principal and interest payments in monthly installments at varying amounts through September 2002, at annual interest rates ranging from 10.1% to 10.95%. All notes were secured by equipment. Maturity dates of the notes ranged from December 1, 2001 to September 25, 2002, with all notes being fully paid by September 2002. Additionally, effective January 2001, the Company’s U.K. subsidiary, Diametrics Medical,

Ltd., entered into a capital lease agreement with DVI in the amount of 319,500 British pounds sterling. The capital lease agreement requires principal and interest payments in monthly installments through January 2005, at an annual interest rate of 12%. The capital lease agreement is secured by equipment.

Summary Compensation Table

The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer and the other most highly compensated executive officers of the Company whose salary and bonus earned in the fiscal year ended December 31, 2002 exceeded $100,000 for services rendered:

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation Awards
	Year	Salary	Bonus		Stock Options (Shares)		All Other Compensation
David B. Kaysen President and Chief Executive Officer(1)	2002	$21,635		$—	400,000			$—

André de Bruin Interim Chief Executive Officer and Chairman of the Board(2)	2002	$97,596		$—	400,000			$43,750

David T. Giddings President and Chief Executive Officer(3)	2002 2001 2000	$154,808 350,000 349,039		$87,500 — 187,085	— 100,000 75,000			$460,837 — —

Laurence L. Betterley Senior Vice President and Chief Financial Officer	2002 2001 2000	$197,553 194,981 186,654	$	— 45,000 68,250	52,796 30,000 20,000	(4)	$	— — —

Roy S. Johnson Executive Vice President and President and Managing Director of DML	2002 2001 2000	$192,842 174,649 173,874	$	— 45,000 52,782	50,772 30,000 20,000	(4)		$87,697 58,713 46,424	(5) (5) (5)

(1)	Mr. Kaysen joined the Company as President and Chief Executive Officer effective December 2, 2002.
(2)	In December 2001, Mr. de Bruin was appointed Chairman of the Company’s Board of Directors. In consideration of Mr. de Bruin’s expanded role in oversight of the Company’s operations, the Compensation Committee approved in March 2002, a cash compensation package for Mr. de Bruin of $175,000 per year, beginning on March 1, 2002, and a stock option grant of 400,000 shares. Upon the resignation of David T. Giddings as President and Chief Executive Officer of the Company effective June 1, 2002, Mr. de Bruin assumed the role of interim Chief Executive Officer, and his annualized salary was maintained at $175,000. The salary amount reflects Mr. de Bruin’s earnings as interim Chief Executive Officer during 2002. Other compensation consists of fees earned from March 2002 through May 31, 2002 as executive Chairman of the Board.
(3)	Mr. Giddings resigned as the Company’s President and Chief Executive Officer effective June 1, 2002. Other compensation consists of severance costs of $380,068 accrued on Mr. Giddings’ behalf and accrued vacation pay of $80,769.
(4)	Share amount represents a grant of restricted Diametrics’ stock received under a Retention Agreement dated August 1, 2002. The shares vest and the restrictions lapse with respect to 50% of the shares on August 1, 2003 and with respect to the remaining 50% of the shares on August 1, 2004, subject to the terms and conditions of the Retention Agreement.
(5)	Consists of Company pension plan contributions made on Mr. Johnson’s behalf and Company expenses related to Mr. Johnson’s use of a Company automobile.

Employment Contracts and Change in Control Agreements

Except as provided below, none of the Company’s executive officers has a written employment agreement. Severance arrangements for Mr. Kaysen and the Company’s other executive officers, under certain circumstances following a “change in control,” have been established that provide, in addition to payment of full base salary, bonus and benefits earned through date of termination, lump-sum cash severance payments equal to two times full base salary in effect immediately prior to termination, plus the targeted bonus such executive officers would have earned for the year in which termination is effective (assuming for such purpose the achievement of targeted performance), subject to certain tax adjustments. In addition, severance arrangements have been established for the Company’s executive officers in the event of termination for reasons other than “cause,” providing for the payment of full base salary, bonus and benefits earned through date of termination, as well as the continuation of payment of the full base salary then in effect for an additional twelve month period, plus the targeted bonus such executive officer would have earned for the year in which termination is effective (assuming for such purpose the achievement of targeted performance).

In July 2002, the Compensation Committee approved Retention Agreements for certain of the Company’s key employees, including two of the Company’s executive officers, Laurence L. Betterley, Chief Financial Officer, and Roy S. Johnson, President and Managing Director of the Company’s subsidiary, Diametrics Medical, Ltd. The Retention Agreements became effective August 1, 2002 and provide for a cash bonus and restricted shares of the Company’s Common Stock as an incentive to the employees to remain in the employ of the Company and put forth maximum efforts for the success of the Company. The cash bonus for Messrs. Betterley and Johnson was established at 33% of base salary, payable on August 1, 2003 provided the employee remains an employee as of that date. In the event of involuntary termination or voluntary termination for “good reason,” the minimum cash payout is 50% of full bonus if termination occurs before February 1, 2003, or a pro rata share of the total bonus if termination occurs on or after February 1, 2003. Also as part of the Retention Agreements, Messrs. Betterley and Johnson were granted 52,796 shares and 50,772 shares, respectively, of restricted stock under the Stock Option Plan. The shares vest and the restrictions lapse with respect to 50% of the shares on August 1, 2003 and with respect to the remaining 50% of the shares on August 1, 2004, provided the employee remains employed by the Company. In the event of involuntary termination or voluntary termination for “good reason,” 50% of the shares vest if termination occurs prior to August 1, 2003 and a pro rata portion of total shares vest if termination occurs on or after August 1, 2003. The restricted shares accelerate and vest fully in the event of a change in control of the Company.

As described below in footnote (1) to the table entitled “Option Grants During Year Ended December 31, 2002,” the exercisability of options granted to named executive officers is accelerated in the event of a “change in control” involving the Company.

Stock Options

The following table summarizes option grants during the year ended December 31, 2002 to the executive officers named in the “Summary Compensation Table” above:

Option Grants During Year Ended December 31, 2002

Name	Options Granted (1)	% of Total Options Granted to Employees in FY 2002	Exercise Price Per Share (2)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
					5%	10%
David B. Kaysen	400,000	48%	$1.90	12/2/2012	$477,960	$1,211,244
André de Bruin	400,000 8,000	— —	4.10 4.14	3/1/2012 5/22/2012	1,031,387 20,829	2,613,738 52,785
David T. Giddings	—	—	—	—	—	—
Laurence L. Betterley	—	—	—	—	—	—
Roy S. Johnson	—	—	—	—	—	—

(1)	Each option represents the right to purchase one share of Common Stock. Mr. Kaysen’s stock options were granted in December 2002 and become exercisable with respect to one-quarter of the shares on each of the first four anniversaries of the grant date. Mr. de Bruin received his grant of 400,000 stock options under the Stock Option Plan in recognition of his expanded role in oversight of the Company’s operations as Chairman of the Board of Directors, prior to his assuming the role of interim Chief Executive Officer from June 1, 2002 through December 2, 2002. These options become exercisable with respect to one quarter of the shares on each of the first four anniversaries of the grant date. Mr. de Bruin’s grant of 8,000 stock options was made under the Directors’ Plan as part of his regular Board compensation, and such options became fully exercisable six months subsequent to the grant date. To the extent not already exercisable, the options become exercisable in the event of a “change in control” (as defined in the stock option agreements) involving the Company.
(2)	The exercise price is equal to the fair market value of the Common Stock on the date of grant in the case of each of such grants. The exercise price may be paid in cash, or subject to Compensation Committee approval, in shares of Common Stock with a market value as of the date of exercise at least equal to the option price or a combination of cash and shares of Common Stock.
(3)	The compounding assumes a ten year exercise period for all option grants. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. The amounts reflected in this table may not necessarily be achieved.

The following table summarizes the value of all options held at December 31, 2002 by the executive officers named in the “Summary Compensation Table” above:

Aggregate Value of Options Held At December 31, 2002

	Number of Unexercised Options Held at December 31, 2002 (1)		Value of Unexercised In-the-Money Options Held at December 31, 2002 (2)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
David B. Kaysen	—	400,000	$—	$—
André de Bruin	149,793	450,000	—	—
David T. Giddings	737,500	—	—	—
Laurence L. Betterley	186,250	38,750	—	—
Roy S. Johnson	215,000	40,000	—	—

(1)	Each option represents the right to purchase one share of Common Stock, and all grants to Messrs. Giddings, Kaysen, Betterley and Johnson were made pursuant to the Stock Option Plan. Grants to Mr. de Bruin for 199,793 shares of stock were made from the Directors’ Plan in his capacity as a member and/or Chairman of the Board of Directors, and the remaining grant of 400,000 shares was made under the Stock Option Plan on March 1, 2002 in consideration of Mr. de Bruin’s expanded role in oversight of the Company’s operations. To the extent not already exercisable, the options granted to the named executive officers become exercisable in the event of a “change in control” (as defined in the stock option agreements) involving the Company.
(2)	Value based on the difference between the fair market value of the shares of Common Stock at December 31, 2002 ($1.65) and the exercise price of the options.

COMPARATIVE STOCK PERFORMANCE

The graph below compares the cumulative total shareholder return on the Company’s Common Stock with the cumulative total return of the Nasdaq Stock Market Index and the Nasdaq Medical Devices, Instruments and Supplies Manufacturer Index over the same five year period from December 31, 1997 to December 31, 2002 (assuming the investment in the Common Stock and each index was $100 on December 31, 1997, and that dividends, if any, were reinvested).

Comparison of Cumulative Total Return Since December 31, 1997

Among Diametrics Medical, Inc., The Nasdaq Stock Market Index and

The Nasdaq Medical Devices, Instruments and Supplies Manufacturer Index

	12/31/97	12/31/98	12/31/99	12/29/00	12/31/01	12/31/02
Diametrics Medical, Inc.	$100.00	$89.00	$154.00	$107.00	$102.00	$30.00
Nasdaq Stock Market Index	100.00	141.00	261.00	157.00	125.00	86.00
Nasdaq Medical Devices, Instruments and Supplies Manufacturer Index	100.00	111.00	135.00	139.00	153.00	124.00

CERTAIN TRANSACTIONS

Effective March 31, 1998, the Company secured a $1,000,000 receivable backed credit line with DVI Business Credit Corporation. DVI Business Credit Corporation is a business unit of DVI, Inc., of which Mr. Cohn is a director and consultant. The credit agreement required the Company’s accounts receivable collections be applied to reduce the loan balance, including advances, interest and fees. All advances under the line of credit accrued interest on the unpaid principal amount at a fluctuating rate equal to the Prime Rate plus three percent. Interest was payable monthly in arrears. The credit agreement required the monthly payment of an annualized unutilized loan fee equal to one half of one percent (.5%) of the difference between the committed available loan amount and the average outstanding loan balance. The Company’s credit line with DVI was not renewed upon its expiration in mid 2002.

Beginning November 26, 1996, the Company entered into three note agreements totaling $1,557,933 with DVI, Inc. The notes required principal and interest payments in monthly installments at varying amounts through September 2002, at annual interest rates ranging from 10.1% to 10.95%. All notes were secured by equipment. Maturity dates of the notes ranged from December 1, 2001 to September 25, 2002, with all notes being fully paid by September 2002. Additionally, effective January 2001, the Company’s U.K. subsidiary, Diametrics Medical, Ltd., entered into a capital lease agreement with DVI in the amount of 319,500 British pounds sterling. The capital lease agreement requires principal and interest payments in monthly installments through January 2005, at an annual interest rate of 12%. The capital lease agreement is secured by equipment.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater-than ten percent shareholders are also required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2002, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Common Stock, as of March 31, 2003 by: (i) each person who is known by the Company to beneficially own more than 5% of the Common Stock, (ii) each of the Company’s directors and nominees for director, (iii) each of the officers named under the “Summary Compensation Table” above and (iv) all directors, nominees and executive officers of the Company as a group:

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percent of Class

BCC Acquisition II LLC (2) c/o Bay City Capital LLC 750 Battery Street, Suite 600 San Francisco, CA 94111	3,400,541	11.9

State of Wisconsin Investment Board (3) P.O. Box 7842 Madison, WI 53707	2,045,000	7.5

Philips Electronics North America Corporation(4) 1251 Avenue of the Americas New York, NY 10020	1,809,524	6.6

Amarfour, L.L.C. (5) 200 West Madison Street Suite 3800 Chicago, IL 60606	1,789,100	6.6

David T. Giddings (6)	747,914	2.7

Mark B. Knudson, Ph.D. (7)	438,620	1.5

Gerald L. Cohn (8)	334,907	1.2

Roy S. Johnson (9)	289,865	1.1

Laurence L. Betterley (10)	288,444	1.1

André de Bruin (11)	250,893	*

Carl S. Goldfischer, M.D. (12)	21,500	*

David B. Kaysen	0	*

All directors and executive officers as a group (8 persons) (13)	1,624,229	5.8

*	Less than 1%.
(1)	Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission, and includes generally voting power and/or investment power with respect to securities. Shares of Common Stock subject to options, warrants or other securities currently exercisable or convertible, or exercisable or convertible within 60 days of March 31, 2003 are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
(2)

In a Schedule 13D dated as of July 15, 1999, BCC Acquisition II LLC indicated that it is the beneficial owner of 3,400,541 shares of Common Stock with shared voting and dispositive power with respect to such shares. Includes 650,731 shares of Common Stock issuable upon the exercise of outstanding warrants, and 797,619 shares of Common Stock issuable upon the conversion of outstanding convertible notes. On April 7, 2003, BCC Acquisition II LLC agreed to a two-year extension of the convertible notes, with the conversion price on such notes reduced from $8.40 per share to $3.51 per share. The notes, as amended, are not convertible until October 7, 2003. When convertible, 1,908,832 shares of Common Stock will be issuable upon the conversion of the outstanding notes. BCC Acquisition II LLC also acquired warrants to purchase an additional 3,686,580 shares of Common Stock, which warrants become exercisable in three equal tranches on April 7, 2004, October 7, 2004 and April 7, 2005. If the amended convertible notes and warrants were fully exercisable as of the date of this Proxy Statement, BCC Acquisition II LLC’s beneficial ownership percentage in the Company would be approximately 24.5%. However, BCC Acquisition II LLC may exercise its rights only to the extent its beneficial ownership percentage does not equal or exceed 20%.

(3)	In a Schedule 13G/A dated as of February 14, 2003, the State of Wisconsin Investment Board indicated that it is the beneficial owner of 2,045,000 shares of Common Stock with sole voting and dispositive power with respect to such shares.
(4)	In a Schedule 13D dated as of March 21, 2003, Philips Electronics North America Corporation, jointly with its parent companies Koninklijke Philips Electronics N.V. and Philips Holding USA Inc., indicated that it is the beneficial owner of 1,809,524 shares of Common Stock with sole voting and dispositive power with respect to such shares. Includes 452,381 shares of Common Stock issuable upon full exercise of an outstanding warrant.
(5)	In a Schedule 13G dated as of August 4, 1998, Amarfour, L.L.C. (“Amarfour”) indicated that it is the beneficial owner of 1,789,100 shares of Common Stock, with sole voting and dispositive power with respect to such shares. Amarfour also indicated that an affiliate of Amarfour (the “RA Trusts”) directly owned 25,319 shares of Common Stock, and that such affiliate owned indirect interests in each of BCC Acquisition II LLC, The Bay City Capital Fund I, L.P., Bay City Capital Management LLC and Bay City Capital LLC, which entities had acquired beneficial ownership of up to 3,400,541 shares of Common Stock as of such date. Amarfour also indicated that as of August 4, 1998 certain trusts primarily for the benefit of the lineal descendants of Nicholas J. Pritzker, deceased (the “Hoinfad Trusts”) owned less than a 10% interest in AEOW 96, LLC (“AEOW”), and that as of August 4, 1998, AEOW acquired beneficial ownership of 30,953 shares of the Company’s Common Stock, and, as of such date, beneficially owned an aggregate of 91,042 shares of the Company’s Common Stock. Different individuals serve as trustees of the member trusts of Amarfour and the RA Trusts on the one hand and the Hoinfad Trusts on the other hand, and there is no overlap in trusteeships between the Hoinfad Trusts and the member trusts of Amarfour, but there is overlap in trusteeships between the member trusts of Amarfour and the RA Trusts. Amarfour disclaims the existence of any group and beneficial ownership of such shares.
(6)	In a Form 5 for the year ended December 31, 2001, Mr. Giddings indicated he owned directly 10,414 shares of Common Stock. Includes 737,500 shares of Common Stock issuable upon exercise of outstanding options.
(7)	Includes 107,500 shares of Common Stock issuable upon the exercise of outstanding options. Includes 156,250 shares of Common Stock beneficially owned by Medical Innovation Fund II (“MIF II”). Dr. Knudson is a general partner of Medical Innovation Partners II, the general partner of MIF II. Dr. Knudson disclaims beneficial ownership of these securities except to the extent of his proportionate pecuniary interest in the partnerships. Excludes 459,254 shares of Common Stock held by Medical Innovation Fund (“MIF”). Medical Innovation Partners (“MIP”) is the general partner of MIF. Dr. Knudson is a partner of MIP. Dr. Knudson disclaims beneficial ownership of such shares except to the extent of his proportionate pecuniary interests in such partnerships.
(8)	Includes 126,899 shares of Common Stock held by the Gerald L. Cohn Revocable Trust, as well as 47,619 shares issuable to the Gerald L. Cohn Revocable Trust upon the conversion of outstanding convertible notes. Includes 3,000 shares owned by Mr. Cohn’s spouse, as well as 667 shares issuable to Mr. Cohn’s spouse upon the exercise of outstanding warrants. Also includes 75,000 shares of Common Stock issuable upon exercise of outstanding options. Excludes 3,400,541 shares beneficially owned by BCC Acquisition II LLC. On August 4, 1998, BCC Acquisition II LLC, a Delaware limited liability company, acquired shares of Common Stock, warrants to acquire additional shares of Common Stock and notes convertible into shares of Common Stock. Mr. Cohn disclaims direct beneficial ownership in the Company’s securities held by BCC Acquisition II LLC and any transaction therein. On April 7, 2003, the convertible notes held by BCC Acquisition II LLC were extended for two years, with the conversion price reduced from $8.40 per share to $3.51 per share. See footnote (2) above.
(9)	Includes 50,772 restricted shares of Common Stock received under a Retention Agreement dated August 1, 2002, and 235,000 shares of Common Stock issuable upon exercise of outstanding options.
(10)	Includes 52,796 restricted shares of common Stock received under a Retention Agreement dated August 1, 2002, and 205,000 shares of Common Stock issuable upon the exercise of outstanding options.
(11)	Includes 249,793 shares of Common Stock issuable upon exercise of outstanding options.
(12)	Includes 21,500 shares of Common Stock issuable upon exercise of outstanding options.
(13)	See Notes (6)—(12) above.

PROPOSAL TWO:

AMENDMENT TO AMENDED AND RESTATED ARTICLES OF INCORPORATION

The Company’s Amended and Restated Articles of Incorporation currently authorize the issuance of 50,000,000 shares, consisting of 45,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $.01 per share (“Preferred Stock”). The Board of Directors has adopted a resolution proposing that the Amended and Restated Articles of Incorporation be amended to increase the authorized number of shares to 65,000,000, with an increase in the number of authorized shares of Common Stock from 45,000,000 to 60,000,000, subject to shareholder approval. The number of shares of Preferred Stock currently authorized by the Company’s Amended and Restated Articles of Incorporation will remain at 5,000,000.

As of March 31, 2003, the Company had 27,182,732 shares of Common Stock outstanding and 4,071,557 shares of Common Stock reserved for future issuance under the Company’s stock-based plans, 1,201,667 shares of Common Stock reserved for issuance under outstanding warrants and 869,047 shares of Common Stock reserved for issuance under the Company’s convertible senior secured fixed rate notes. There are no shares of Preferred Stock outstanding. On April 8, 2003, the Company announced the successful restructuring and two-year extension of its convertible senior secured fixed rate notes, resulting in an additional 1,210,725 shares of Common Stock reserved for issuance thereunder, and 4,255,837 additional shares reserved for issuance under outstanding warrants. Based on the foregoing number of outstanding and reserved shares of Common Stock, the Company currently has 6,208,435 authorized but unissued and unreserved common shares remaining available for other purposes.

If approved by the Company’s shareholders, the first paragraph of Article 3 of the Amended and Restated Articles of Incorporation of the Company would be amended to read as follows:

“The total number of shares of capital stock which the corporation is authorized to issue shall be 65,000,000 shares, consisting of 60,000,000 shares of common stock, par value $.01 per share (“Common Stock”), and 5,000,000 shares of preferred stock, par value $.01 per share (“Preferred Stock”).”

The Board of Directors believes that the availability of additional authorized but unissued shares will provide the Company with greater flexibility to issue Common Stock for a variety of corporate purposes, such as to raise equity capital through one or more private placements and/or public offerings, to make acquisitions through the use of stock, to effect future stock splits in the form of stock dividends, to adopt additional employee benefit plans or to reserve additional shares for issuance under such plans. Initially, the Company will be required to raise additional capital during 2003 in order to sustain and fund its operations. The Company is currently actively pursuing several alternatives for raising additional capital, including the issuance of debt or equity securities and strategic partner funding. The Company has engaged the Seidler Companies to assist in its efforts to secure partners for strategic alliances and to raise additional capital. The issuance of equity related instruments to raise funding is limited, however, to the level of the Company’s remaining unissued and available authorized shares.

The Board of Directors believes that the proposed increase in the authorized Common Stock would facilitate the Company’s ability to accomplish business and financial objectives in the future without delaying such activities for further shareholder approval, except as may be required in particular cases by the Company’s charter documents, applicable law or the rules of any stock exchange or national securities association trading system on which the Company’s securities may then be listed. If the Board of Directors elects to issue additional shares of Common Stock, such issuance could have a dilutive effect on the earnings per share, book value per share, voting power and shareholdings of current shareholders. The Company reserves the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the Board of Directors.

The proposal could have an anti-takeover effect, although that is not its intention. For example, if the Company were the subject of a hostile takeover attempt, it could try to impede the takeover by issuing shares of Common Stock, thereby diluting the voting power of the other outstanding shares and increasing the potential cost of the takeover. The availability of this defensive strategy to the Company could discourage unsolicited takeover attempts, thereby limiting the opportunity for the Company’s shareholders to realize a higher price for their shares than is generally available in the public markets. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device. No change to the Company’s Preferred Stock authorization is requested by this amendment.

If the proposed amendment is adopted, it will become effective upon filing of Articles of Amendment to the Company’s Amended and Restated Articles of Incorporation with the Minnesota Secretary of State.

The affirmative vote of a majority of the shares of Common Stock represented at the meeting is required for the approval of the amendment to the Amended and Restated Articles of Incorporation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION.

PROPOSAL THREE:

AMENDMENT OF 1990 STOCK OPTION PLAN

The Board of Directors has approved, subject to shareholder approval, an amendment to the 1990 Stock Option Plan to modify the eligibility requirements for participation in the Stock Option Plan in order to allow nonemployee directors to participate and become eligible to receive awards or options under the Stock Option Plan. The Company’s 1993 Directors’ Stock Option Plan, which provides for annual and discretionary grants to nonemployee directors of stock options that do not qualify as incentive stock options, is expiring in 2003 in accordance with its terms. The Directors’ Plan provides for an automatic grant of nonqualified stock options to purchase 18,000 shares of Common Stock to nonemployee Directors of the Company on the date such individuals become directors of the Company, and an option to purchase 8,000 shares of Common Stock on each subsequent annual shareholder meeting date, subject to certain limitations. The Board of Directors believes that the Directors’ Plan has been an important incentive in attracting and retaining qualified nonemployee directors, and that it is appropriate to have shares available for option grants and other awards to nonemployee directors in the future. Rather than adopt a new plan to replace the expiring Directors’ Plan, the Board of Directors believes that approval of the proposed amendment to modify the eligibility requirements under the Stock Option Plan will assure that sufficient shares are available to enable the Compensation Committee to achieve the original objectives of the Directors’ Plan, as well as the objectives of the Stock Option Plan to aid in maintaining and developing personnel capable of assuring the future success of the Company, to offer such personnel additional incentives to put forth maximum effort for the success of the business and to afford them an opportunity to acquire an interest in the Company through stock options.

The Stock Option Plan was approved by the Board of Directors in June 1990, amended in July 1992 and June 1993 and approved by the Company’s shareholders in June 1993. The Stock Option Plan was amended by the shareholders in 1996 to increase the number of shares of Common Stock available for issuance thereunder from 1,740,000 to 3,000,000 shares. The Stock Option Plan was amended by the Board of Directors in 1997 to allow for transferability of nonincentive stock options by optionholders to members of their immediate family or trusts for the benefit of the optionholder or members of his or her immediate family. The Stock Option Plan was further amended by the shareholders in 1998, 2001 and 2002 to increase the number of shares of Common Stock available for issuance thereunder from 3,000,000 to 3,750,000 shares, from 3,750,000 to 4,450,000 shares, and from 4,450,000 to 5,200,000 shares, respectively.

The Board of Directors may amend or discontinue the Stock Option Plan at any time. Subject to certain provisions of the Stock Option Plan, no amendment of the Stock Option Plan, however, shall without shareholder approval: (i) increase the maximum number of shares under the Stock Option Plan, (ii) decrease the minimum price, (iii) extend the maximum term, or (iv) modify the eligibility requirements for participation in the Stock Option Plan. The Board of Directors may not alter or impair any option or award previously granted under the Stock Option Plan without the consent of the holder of the option.

Pursuant to the Stock Option Plan, executive officers, other full or part-time employees, consultants or independent contractors of the Company may receive options to purchase Common Stock. The Stock Option Plan provides for the grant of both incentive stock options (“ISOs”) intended to qualify for preferential tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended, and nonqualified stock options that do not qualify for such treatment. The exercise price of all ISOs granted under the Stock Option Plan must equal or exceed the fair market value of the Common Stock at the time of grant. Only full or part-time employees are eligible for the grant of ISOs. The Stock Option Plan also provides for grants of stock appreciation rights (“SARs”), restricted stock awards and performance awards. The Stock Option Plan is administered by the Compensation Committee; however, the Compensation Committee may delegate to the Chief Executive Officer of the Company the right to grant awards with respect to participants who are not subject to Section 16(b) of the Securities Exchange Act of 1934. If approved by the shareholders, the second sentence of Section 4 of the Stock Option Plan will be amended to read as follows:

“Full or part-time employees, non-employee directors, consultants or independent contractors to the Company or one of its subsidiaries shall be eligible to receive awards and options which do not qualify as Incentive Stock Options.”

The following is a summary of the principal federal income tax consequences generally applicable to options and awards under the Stock Option Plan. The grant of an option is not expected to result in any tax consequences for the recipient or the Company or any subsidiary employing such individual (the “employer”). The holder of an ISO generally will have no taxable income upon exercising the ISO (except that the alternative minimum tax may apply), and the employer generally will receive no tax deduction when an ISO is exercised. Upon exercise of a stock option other than an ISO, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares acquired on the date of exercise over the option price, and the employer will then be entitled to a tax deduction for the same amount. The tax consequences to an optionee of a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an ISO or stock option other than an ISO. Generally, there will be no tax consequence to the employer in connection with a disposition of shares acquired under an option except that the employer may be entitled to a tax deduction in the case of a disposition of shares acquired under an ISO before the applicable ISO holding period has been satisfied.

The tax consequences of the grant of an SAR are generally governed by Section 83 of the Code. At the time an SAR is granted, an optionholder will not recognize any taxable income. At the time of exercise of an SAR the optionholder will recognize ordinary income equal to the cash or the fair market value of the shares received at such time. Any additional gain recognized on a subsequent sale or exchange of such shares will not be compensation income but generally will qualify as a capital gain. The Company generally will be allowed an income tax deduction in the amount that, and for its taxable year in which, the optionholder recognizes ordinary income upon the exercise of an SAR, but only if the Company properly reports such income to the Internal Revenue Service or withholds income tax upon such amount as required under the Code.

The tax consequences of restricted stock and performance awards (collectively hereinafter referred to as “deferred awards”) also are governed by Section 83 of the Code. At the time a deferred award is granted, a recipient will not recognize any taxable income. At the time a deferred award matures, the recipient will recognize ordinary income equal to the cash or fair market value of the shares received at such time. Any additional gain recognized on a subsequent sale or exchange of such shares will not be compensation income but will be treated as capital gain. Section 83(b) of the Code provides that a recipient of a restricted stock award may elect, not later than 30 days after the date the restricted stock award is originally made, to include as ordinary income the fair market value of the stock at that time. Any future appreciation in the fair market value of the stock will be capital gain. If the stock is subsequently forfeited under the terms of the restricted stock award, the recipient will not be allowed a tax deduction with respect to such forfeiture. The Company generally will be allowed an income tax deduction in the amount that, and for its taxable year in which, a recipient recognizes ordinary income pursuant to a restricted stock award or performance award, but only if the Corporation properly reports such income to the Internal Revenue Service or withholds income tax upon such amount as required under the Code.

Special rules apply in the case of individuals subject to Section 16(b) of the Securities Exchange Act of 1934. In particular, under current law, shares received pursuant to the exercise of a stock option, other purchase right, or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, unless a special tax election is made, the amount of ordinary income recognized and the amount of the employer’s deduction may be determined as of such date.

As of March 31, 2003, there were outstanding options to purchase an aggregate of 3,469,962 shares of Common Stock under the Stock Option Plan, including outstanding options granted to executive officers as follows: David B. Kaysen (400,000); Roy S. Johnson (255,000); and Laurence L. Betterley (225,000). Future grants of options and awards to directors, executive officers and other employees under the Stock Option Plan are not determinable.

The affirmative vote of a majority of the shares of Common Stock represented at the meeting is required for the approval of the amendment to the Stock Option Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT TO THE 1990 STOCK OPTION PLAN.

EQUITY COMPENSATION PLANS

The following table summarizes share and exercise price information about the Company’s equity compensation plans as of December 31, 2002.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	3,802,255	(1)	$5.09	269,302	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	3,802,255		$5.09	269,302

1)	Includes 3,469,962 and 332,293 outstanding stock options issued under the Company’s 1990 Stock Option Plan and 1993 Directors’ Plan (which expires in 2003), respectively.

2)	Includes shares reserved and available for future issuance under the Company’s equity compensation plans as follows: 1990 Stock Option Plan—126,507 shares, 1993 Directors’ Plan—68,338 shares, Employee Stock Purchase Plan—74,457 shares.

AUDIT COMMITTEE REPORT

The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which can be found as Exhibit A to the Company’s 2001 Annual Meeting Proxy Statement filed in 2001 with the Securities and Exchange Commission. The Audit Committee of the Company’s Board of Directors is composed of the following nonemployee directors: Carl S. Goldfischer, Gerald L. Cohn, and Mark B. Knudson. The Board of Directors has determined that all of the members of the Audit Committee meet the independence requirements of the current Nasdaq listing standards that apply to Audit Committee members.

The Audit Committee recommends to the Board of Directors the selection of the Company’s independent certified public accountants. Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent certified public accountants are responsible for performing an independent audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and KPMG LLP, the Company’s independent certified public accountants for the fiscal year ending December 31, 2002. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent certified public accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

The Company’s independent certified public accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent certified public accountants that firm’s independence. The Audit Committee also considered whether the provision of any nonaudit services was compatible with maintaining the independence of KPMG LLP as the Company’s independent certified public accountants.

Based upon the Audit Committee’s discussion with management and the independent certified public accountants and the Audit Committee’s review of the representation of management and the report of the independent certified public accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

CARL S. GOLDFISCHER
GERALD L. COHN
MARK B. KNUDSON

The Members of the Audit Committee
of the Board of Directors

APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors has appointed KPMG LLP as independent certified public accountants for the Company for the fiscal year ending December 31, 2003. KPMG LLP has served as the Company’s independent certified public accountants since 1990 and has no relationship with the Company other than that arising from its engagement as independent certified public accountants. Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders.

Audit Fees

Audit fees billed to the Company by KPMG LLP for review of the Company’s consolidated financial statements for the fiscal years ended December 31, 2002 and 2001 and the financial statements included in the Company’s quarterly reports on Form 10-Q for the each of these fiscal years totaled $106,750 in 2002 and $92,000 in 2001.

Financial Information Systems Design and Implementation Fees

The Company did not engage KPMG LLP to provide advice to the Company regarding financial information systems design and implementation during 2002 or 2001.

All Other Fees

Fees billed to the Company by KPMG LLP during 2002 and 2001 for audit related services, consisting of the audit of financial statements of certain employee benefit plans, review of registration statements and review of selected accounting issues, totaled $13,950 in 2002 and $7,500 in 2001, and fees for all tax-related services rendered to the Company during these years totaled $25,265 in 2002 and $31,060 in 2001.

SOLICITATION OF PROXIES

The Company is paying the costs of solicitation, including the cost of preparing and mailing this Proxy Statement. Proxies are being solicited primarily by mail, but in addition, the solicitation by mail may be followed by solicitation in person, or by telephone or facsimile, by regular employees of the Company without additional compensation. The Company will reimburse brokers, banks and other custodians and nominees for their reasonable out-of-pocket expenses incurred in sending proxy materials to the Company’s shareholders.

PROPOSALS FOR THE NEXT ANNUAL MEETING

Pursuant to federal securities laws, any proposal by a shareholder to be presented at the 2004 Annual Meeting of Shareholders and to be included in the Company’s proxy statement and form of proxy must be received at the Company’s executive offices, 2658 Patton Road, Roseville, Minnesota 55113, no later than the close of business on December             , 2003. Proposals should be sent to the attention of the Secretary. Pursuant to the Company’s Bylaws, in order for business to be properly brought before the next annual meeting by a shareholder, the shareholder must give written notice of such shareholder’s intent to bring a matter before the annual meeting no later than February             , 2004. Each such notice should be sent to the attention of the Secretary, and must set forth certain information with respect to the shareholder who intends to bring such matter before the meeting and the business desired to be conducted, as set forth in greater detail in the Company’s Bylaws. The Company intends to exercise its discretionary authority with respect to any matter not properly presented by such date in accordance with the proxy rules adopted under the Securities Exchange Act of 1934.

GENERAL

The Company’s Annual Report for the fiscal year ended December 31, 2002 is being mailed to shareholders together with this Proxy Statement. The Annual Report is not to be considered part of the soliciting materials.

The information set forth in this Proxy Statement under the caption “Compensation Committee Report on Executive Compensation,” “Performance Graph” and “Audit Committee Report” shall not be deemed to be (i) incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that in any such filing the Company expressly so incorporates such information by reference, and (ii) “soliciting material” or to be “filed” with the SEC.

BY ORDER OF THE BOARD OF DIRECTORS

Kenneth L. Cutler
Secretary

April     , 2003

DIAMETRICS MEDICAL, INC.

2658 Patton Road

Roseville, Minnesota 55113

Annual Meeting of Shareholders May 22, 2003

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned appoints David B. Kaysen and Laurence L. Betterley, and each of them, with power to act without the other and with all the right of substitution in each, the proxies of the undersigned to vote all shares of Diametrics Medical, Inc. (the “Company”) held by the undersigned on March 31, 2003, at the Annual Meeting of Shareholders of the Company to be held on Thursday, May 22, 2003 at 10:00 a.m., at the Company’s corporate headquarters located at 2658 Patton Road, Roseville, Minnesota, and at all adjournments thereof, with all the powers the undersigned would possess if present in person. All previous proxies given with respect to the meeting are revoked.

Receipt of Notice of Annual Meeting of Shareholders and Proxy Statement is acknowledged by your execution of this proxy. Complete, sign, date and return the proxy in the addressed envelope – no postage required. Please mail promptly to save further solicitation expenses.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

DIAMETRICS MEDICAL, INC.

May 22, 2003

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

ê    Please detach and mail in the envelope provided.    ê

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE     ☒

(1)	Election of Directors:
☐	FOR ALL NOMINEES	NOMINEES: O Carl S. Goldfischer, M.D.
O David B. Kaysen

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☒

	FOR	AGAINST	ABSTAIN
(2) Approval of amendment to the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares.	☐	☐	☐

(3)    Approval of amendment to the Company’s 1990 Stock Option Plan to allow nonemployee directors to participate in the plan and become eligible to receive awards or options under the plan that do not qualify as incentive stock options.

	☐	☐	☐

(4) To vote with discretionary authority on such other matters as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS PROVIDED BY THE UNDERSIGNED SHAREHOLDER, THE PROXY WILL BE VOTED “FOR” ITEMS 1 THROUGH 3 LISTED HEREIN. ON ALL OTHER MATTERS THE PROXIES SHALL VOTE AS THEY DEEM IN THE BEST INTEREST OF THE COMPANY.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.    ☒

Signature of Shareholder	Date:

Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.